Exhibit 99.1

[LOGO]	MediaContact Chris Langlois Marketing Director Wireless Facilities, Inc 858.228.2248 chris.langlois@wfinet.com	Investor Contact: Karina Page Treasurer Wireless Facilities, Inc. 858.228.2649 karina.page@wfinet.com
FOR IMMEDIATE RELEASE

THOMAS MUNRO TO STEP DOWN AS PRESIDENT OF WIRELESS FACILITIES, INC
EARLY NEXT YEAR
- Will continue as a consultant to the Company -

San Diego, CA, November 15, 2002 – Masood Tayebi, Chairman and Chief Executive Officer of Wireless Facilities, Inc. (WFI) (NASDAQ: WFII), announced today that Thomas A. Munro will be stepping down as President of WFI, effective sometime early next year. Mr. Munro joined WFI in July 1997 as CFO. He assumed the role of President in September of 2000. Following a transitional period, Dr. Tayebi will assume the responsibilities of President while continuing in his role as the Company’s Chairman and CEO. Mr. Munro will continue to be active with the company as a consultant following his departure.

“We very much appreciate Tom’s contributions to WFI’s success over the past five and a half years,” said Dr. Masood Tayebi, CEO. “He has played an invaluable role in establishing WFI as a premier provider of services to our industry, and has helped lay a foundation through which the company can continue to expand and develop in the future. We understand his desire to spend more time with his family, and are delighted that he will remain available to the company moving forward.”

Mr. Munro commented, “I’ve very much enjoyed my experience as a part of WFI’s management team, and will step down confident that the company is well positioned for continued growth and success. While we have seen tremendous swings in the fortunes of the wireless telecom sector since 1997, WFI has proven to be an agile, creative, and dynamic participant in the industry. I will continue to be a strong supporter of the company, both as a shareholder and in an advisory capacity.”

About Wireless Facilities

A global leader in telecommunications outsourcing, Wireless Facilities, Inc. designs, deploys and manages wireless networks for some of the largest cellular and PCS carriers and equipment suppliers worldwide. Specializing in network architecture and dimensioning of mobile and high speed wireless data systems, including third generation (3G) networks, WFI provides a complete range of network services - from business and market planning to RF engineering, fixed network engineering, IP and data engineering, site acquisition and development, installation, optimization and maintenance. Headquartered in San Diego, WFI has performed work in over 100 countries since the Company was founded in late 1994. The Company has offices in Dallas, Chicago, Seattle, Reston, Montvale, London, Gothenburg, Mexico City, São Paulo, and Bejing. News and information are available at www.wfinet.com.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties. The Company operates in a very dynamic market environment, and expectations or assumptions that appear reasonable as of the date hereof may not be reasonable at any point in the future. Words such as “anticipates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are only predictions, and the Company’s actual results may differ materially from those anticipated. Factors that may cause the Company’s results to differ include, but are not limited to, retaining key employees and management personnel, continued and additional slowdowns in telecommunications infrastructure spending in the United States and globally, which could reduce demand for the Company’s services; industry consolidation among or the loss of key customers; the adoption rate of new wireless data services; potential losses arising from business transactions and the Company’s restructuring as part of its new business model, including potential write-offs of accounts receivable, goodwill and intangibles associated with the Company’s acquisitions and changes in the Company’s business model; and the rate of adoption of telecom outsourcing by network carriers and equipment suppliers; competition in the marketplace which could reduce revenues and profit margins. Although the Company believes that the expectations reflected in any forward-looking statements made herein are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company undertakes no obligation to update any forward-looking statements made to conform to actual results or to changes to expectations. These and other risk factors are more fully discussed under “Risk Factors” and elsewhere in the Company’s readily available Annual Report on Form 10-K filed on March 19, 2002 and in other filings made with the Securities and Exchange Commission.

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